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                                                                  EXHIBIT 6(c)

                 THE VARIABLE ANNUITY LIFE INSURANCE COMPANY
                               HOUSTON, TEXAS

                            AMENDED AND RESTATED
                                   BYLAWS

                     (As amended through March 4, 1992)


                             Article I - COMPANY


Section 1.  Name of Company

The name of this company shall be The Variable Annuity Life Insurance Company.

Section 2.  Home Office

The home office of this company shall be in Houston, Texas.

Section 3. Corporate Seal

The corporate seal of this company shall be a five-pointed star, surrounded by the words "The Variable Annuity Life Insurance Company", so arranged as to form a circle.

                         ARTICLE II - CAPITAL STOCK

Section 1.  Certificates of Stock

Certificates of stock certifying the number of shares owned shall be issued to each shareholder in such form not inconsistent with the articles of incorporation as shall be approved by the board of directors. Such certificates of stock shall be numbered and registered in the order in which they are issued and shall be signed by the president or a vice president, and by the secretary or an assistant secretary, with the seal of the company affixed. In case any officer or officers who shall have signed any such certificate or certificates shall cease to be such officer or officers of the company, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the company, such certificate or certificates may nevertheless be adopted by the company and be used and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be such officer or officers of the company.

Section 2.  Transfer of Stock

Upon surrender to the company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the company to



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issue a new certificate or certificates to the person or persons entitled thereto, cancel the old certificate, and record the transaction upon its books. In case of such transfer, the old certificate shall be endorsed and surrendered by the shareholder, or his duly authorized representative, and marked "CANCELLED" by the secretary, which old certificate shall be attached to the stub of the stock book from which it was originally taken, and, in lieu thereof, a new certificate or certificates for an equal aggregate number of shares shall be issued as directed by the transferee of such old certificate with new numbers to correspond to the numbers on the stubs from which such new certificate or certificates shall be taken.

Section 3.  Closing of Transfer Books and Fixing Records Dates

For the purpose of determining shareholders entitled to notice of, or to vote at, any meeting of shareholders, or any adjournment thereof, or entitled to receive payment of any dividend or in order to make a determination of shareholders for any other purpose, the board of directors of the company may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, 50 days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of, or to vote at, a meeting of shareholders, such books shall be closed for at least 10 days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for determining shareholders entitled to notice, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose other than the right to vote at any meeting of shareholders, such date in any case to be not more than 50 days prior to the date on which the particular action requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice, or shareholders entitled to receive payment of a dividend, the date on which notice is mailed, or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 4.  Lost Certificates

In case of loss or destruction of any certificate of capital stock, the owner shall not be entitled to receive a new certificate in lieu thereof until proof satisfactory to the secretary of such loss or destruction is made and ample indemnity, by bond or otherwise, as the president and secretary may prescribe, has been given to the company. At the option of the company, a new certificate may not be issued until 60 days after notice of loss is received. Any such new certificate issued in lieu of one lost or destroyed, shall be marked "DUPLICATE" on its face. The fact of issuance of such duplicate shall be noted on the stub of the original certificate.

                     ARTICLE III - SHAREHOLDERS' MEETING

Section 1.  Annual Meeting

The annual meeting of the shareholders shall be held at the home office of the company in Houston, Texas, on such date (on or before April 30 of each year) as shall be fixed by the president.



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Section 2.  Special Meetings

Special meetings of the shareholders may be called at any time by the president or upon written request of any 3 directors of the company or by the holders of not less than 1/10 of all the shares entitled to vote at the meeting and shall be held at the home office of the company in Houston, Texas.

Section 3.  Notice of Meeting

Written or printed notice stating the place, day, and hour of the meeting, and in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10, nor more than 50, days before the date of the meeting, either personally or by mail, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the company, with postage thereon prepaid. The failure to give notice, or irregularity in the notice, of any regular meeting of shareholders shall not invalidate such meeting or any proceedings thereat.

Section 4.  Voting List

The officer or agent having charge of the stock transfer books for shares of the company shall make, at least 10 days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of 10 days prior to such meeting, shall be kept on file at the home office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 5.  Quorum and Voting

Unless otherwise provided in the articles of incorporation, the holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. The vote of the holders of a majority of the shares entitled to vote and thus represented at a meeting at which a quorum is present, shall be the act of the shareholders' meeting, unless the vote of a greater number is required by law, the articles of incorporation, or a specific provision of these bylaws. Upon demand of any shareholder, vote upon any question before the meeting shall be held by ballot. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. A shareholder may vote either in person or by proxy executed in



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writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after 11 months from the date of its execution unless otherwise expressly provided therein to be irrevocable, and in no event shall it remain irrevocable for a period of more than 11 months. All proxies shall be filed with the secretary and kept as a part of his records for a period of 3 years but may thereafter be destroyed. If at any meeting of shareholders a quorum is not present those present may adjourn from day to day, for not more than 10 days, until a quorum is present.

Section 6.  Organization

The chairman of the board or the president shall preside over the deliberations of the shareholders' meetings. If both are absent, the shareholders present shall elect a chairman from among the vice presidents, or in the absence of the vice presidents, they shall select one of the shareholders their chairman. The secretary or an assistant secretary of the company shall in the order of seniority act as secretary at the shareholders' meetings. If both are absent from any shareholders' meeting, the chairman of that meeting shall appoint a person to act as secretary thereof.

Section 7.  Order of Business

The order of business at the annual meeting and special meetings of shareholders, so far as applicable, shall be as follows:

                  1.       Canvass of the stock present
                  2.       Proof of notice of meeting
                  3.       Approval of minutes of previous meeting
                  4.       Report of officers and committees
                  5.       Election of directors
                  6.       Unfinished business
                  7.       New business
                  8.       Adjournment

Section 8.  Election of Directors

The board of directors shall consist of not fewer than seven (7) members nor more than twelve (12) members, the number of directors for the ensuing year to be the number established by resolution of the board of directors. The directors elected shall hold office until the next annual meeting of the shareholders and until their successors have been elected and qualified. Directors need not be shareholders of the company.



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                       ARTICLE IV - DIRECTORS MEETINGS

Section 1.  Annual Meeting

The annual meeting of the directors shall be held immediately following the close of the annual meeting of the shareholders.

Section 2.  Regular Meetings

Regular meetings of the directors may be held as provided by the board. Any meeting of the board of directors shall be held at the home office of the company in Houston, Texas.

Section 3.  Special Meetings

Special meetings of the directors may be held at the call of the president or upon request of 3 or more directors, and shall be held in the home office of the company at Houston, Texas.

Section 4.  Notice of Meetings

Notice of board of directors meetings shall be given at least 5 days prior to such meetings by letter or telegram addressed to each director.

Section 5.  Quorum and Voting

A majority of the number of directors as fixed by these bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, subject to the provisions of Article IV, Sections 8 and 9, of these bylaws as to situations covered thereby. At all meetings of the board of directors, each director present shall have one vote which shall be cast by him in person.

Section 6.  Organization

The chairman of the board, or the president in the absence of the chairman of the board, shall preside over the deliberations of the directors meetings. The secretary or an assistant secretary of the company, in the order named, shall act as secretary at all directors meetings.

Section 7.  Order of Business

At all meetings of the board of directors the order of business shall be as follows:

                  1.       Roll call
                  2.       Approval of minutes of previous meeting
                  3.       Report of officers
                  4.       Report of committees
                  5.       Unfinished business
                  6.       New business
                  7.       Adjournment



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Section 8.  Vacancies

Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by an election at an annual meeting or at a special meeting of shareholders called for the purpose.

Section 9.  Vacancies Caused by Disaster or Act of War

The board of directors may provide, notwithstanding other provisions of these bylaws, for filling vacancies in the board in the event that due to act of war or other disaster the number of directors who are able and available to act is less than a quorum.

                            ARTICLE V - OFFICERS

Section 1.  Election of Officers

At the annual meeting of the directors they shall, as hereinafter provided, elect a chairman of the board, president, one or more vice presidents (one of whom may be designated as an executive vice president), a secretary, and a treasurer. In addition thereto, the board, in its discretion, shall elect such other officers with such other duties as the board shall from time to time determine. Terms of office of each shall be one year, or until his successor shall be elected or installed, unless removed by the board of directors.

Section 2.  Appointment of Officers

All other officers of the company may be either elected by the board of directors or appointed by the president. Any person may fill more than one office at a time. The officers shall perform such duties as may be assigned to them by the president or the executive committee.


                      ARTICLE VI - EXECUTIVE COMMITTEE

Section 1.  Election

The board of directors, at its annual meeting, acting by resolution adopted by a majority of the full board of directors, shall elect from among its members an executive committee of not fewer than two (2) nor more than five (5) members.



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Section 2.  Duties

The executive committee shall have all of the powers of the directors in the interim between meetings of the board, except where action of the board of directors is required by law. It shall keep regular minutes of its proceedings which shall be reported to the directors at their next meeting.

Section 3.  Meetings

The executive committee shall meet at such times as may be fixed by the committee, or on the call of the chairman of the board or the president.

Section 4.  Quorum and Voting

A majority of the members of the executive committee as fixed by these bylaws shall constitute a quorum for the transaction of business. The act of the majority of the members of the executive committee present at a meeting at which a quorum is present shall be the act of the executive committee. At all meetings of the executive committee, each member present shall have one vote which shall be cast by him in person.

Section 5.  Vacancies

The board of directors, acting by resolution adopted by a majority of the number of directors fixed by these bylaws, shall fill all vacancies in the executive committee which may occur from time to time.



                     ARTICLE VII - INVESTMENT COMMITTEE

Section 1.  Election

The board of directors, at its annual meeting, acting by resolution adopted by a majority of the full board of directors, shall elect an investment committee composed of three (3) or more persons, none of whom need be either an officer or director of the company, and this committee shall be charged with the duty of approving and supervising all investment or loans made by the company except loans made by the company upon the sole security of a policy of insurance issued by the company.


Section 2.  Meetings

The investment committee shall meet at such times as may be fixed by the committee or on the call of the chairman of the board or the president.



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Section 3.  Quorum and Voting

A majority of the members of the investment committee, as fixed by these bylaws, shall constitute a quorum for the transaction of business. The act of the majority of the members present at a meeting at which a quorum is present shall be the act of the investment committee, except in instances where the vote of a greater number is specifically required by these bylaws. At all meetings of each investment committee, each member present shall have one vote which shall be cast by him in person.

Section 4.  Vacancies

The board of directors shall fill all vacancies in the investment committee which may occur from time to time.

                       ARTICLE VIII - OTHER COMMITTEES

Section 1. Designation

In addition to the Executive Committee, the board of directors may, from time to time, by resolution adopted by a majority of the full board of directors, designate from among its own members such other committees as it shall deem to be appropriate, each of which shall have and may exercise that authority of the board of directors which shall have been delegated to it in the resolution creating such committee, except as may be prohibited by law. The term of office of each member of any such other committee shall be for the period designated by the board of directors but shall not be longer than one year or until his successor shall be appointed, unless such member shall first be removed by the board of directors or such additional committee shall be dissolved by the board of directors.

Section 2.  Vacancies

The board of directors shall fill all vacancies in such other committees which may occur from time to time.

       ARTICLE IX - EXECUTION OF POLICIES, INSTRUMENTS, AND CONTRACTS

Section 1.  Policies

All policies of insurance shall be signed by the president or a vice president and by the secretary or an assistant secretary whose signatures may be engraved, printed, or stamped thereon. When signatures are engraved, printed, or stamped, the policy shall be countersigned by a duly authorized registrar who shall be appointed by the president, a vice president, or the secretary.

In the event of change in title or registration of any office of the company whose signature or facsimile signature appears on policies issued by the company, such policies may nevertheless continue to be issued by the company for a period not exceeding one year after such change in title or resignations, and shall be as binding on the company as if the contracts were signed by the person or persons currently holding such title or titles.



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Section 2.  Funds of the Company and Checks

Funds of the company shall be deposited only in the corporate name of the company and in such banks as the president or the executive committee shall designate. All checks and drafts shall be signed by one of the following officers of the company, namely: the president, or a vice president, or the secretary, or the treasurer, and may be countersigned by an assistant secretary or assistant treasurer or such other persons as the president or the executive committee may from time to time provide.

Section 3.  Facsimile Signature

The directors may authorize the use of a check-signing machine or any other mechanical device to imprint on checks and drafts of the company the facsimile signatures of the president, the vice president, and the secretary, or such officers as the board of directors may designate. Such authority, when given, together with such limitations and restrictions as the board of directors may impose thereon, shall be recorded in the minutes of the board of directors and may be revoked at any time by the board of directors or by the president.

Section 4.  Instruments and Contracts

The senior chairman of the board of the company, the chairman, any vice chairman, the president, any vice president, and such other officers as the board of directors may designate by resolution, shall have the power to execute in the name of the company any contract, agreement, certificate, conveyance, receipt, release, or any other instrument whatsoever in writing required or permitted by law to be executed by the company or which it is necessary for it to execute in the transactions of its business or in the management of its affairs. Whenever the affixing of the company seal to any instrument is necessary, the instrument shall be attested by the secretary or an assistant secretary with the seal of the company affixed.

No authority herein granted shall be construed to supersede or contravene the control of the directors over the affairs of the company; provided, however, that any person, firm, or corporation may and shall be entitled to accept and act upon any document or instrument signed, countersigned, endorsed, or executed by the officers of the company pursuant to the provisions of these bylaws, unless, prior to the receipt of such document or instrument, such person, firm, or corporation has been furnished with a certified copy of a resolution of the board of directors or the executive committee prescribing a different signature, countersignature, endorsement, or execution.

Section 5.  Voting of Stock by the Company

In all cases where the company owns, holds, or represents, under power of attorney or proxy, or in any representative capacity, shares of the capital stock of any corporation, or shares or interests in business trusts, co-partnerships, or other associations, such shares or interests shall be represented



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and voted by the president, or in the absence of the president, by a vice president, and if more than one vice president be present, then by the vice president who shall have the priority of appointment, or in the absence of a vice president, by the secretary, or in the absence of the secretary, by the treasurer; provided, however, that in the absence of any such officer, then any person specifically appointed by the board of directors for the purpose shall have the right, if present, to represent and vote such shares or interest.

If it is not possible or desirable to have a representative of the company present in person, then the president or any vice president shall have authority to execute in the name of the company a proxy or proxies for the voting of such shares or interests.


                    ARTICLE X - MISCELLANEOUS PROVISIONS

Section 1.  Salaries Approved by the Board of Directors

No salary, compensation or emolument shall be paid to any officer or director of the company or to any person, firm or corporation, which, together with any salary, compensation or emolument from an affiliated domestic company of the company amounts in any year to more than $50,000, unless such payment be first authorized by a vote of the board of directors of the company, or by a committee of the board charged with the duty of authorizing such payments. The limitation as to time contained herein shall not be construed as preventing the company, acting through its proper officers, from entering into contracts with its agents for the payment of renewal commissions.

Section 2.  Waiver

Whenever any notice is required to be given, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting, except where the person attends a meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened.

Section 3.  Action Without Meeting

Any action permitted or required, by law, these bylaws, or the Articles of Incorporation of the company, to be taken at a meeting of shareholders, of the board of directors or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the shareholders, or the members of the board of directors, or of the committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be stated as such in any documents or instrument filed with the Secretary of State.



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                      ARTICLE XI - AMENDMENTS TO BYLAWS

These bylaws may be altered, amended, or repealed by the affirmative vote of the holders of a majority of the outstanding stock at any annual meeting, or at any special meeting if notice of the proposed amendment be contained in the notice of said special meeting, or by the affirmative vote of a majority of the full board of directors at any regular or special meeting, provided notice of said proposed amendment be contained in the notice of the meeting.

           ARTICLE XII - INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1.  Actions

The company shall indemnify any person who was or is a named defendant or respondent or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (including any action by or in the right of the company), or any appeal of such action, suit or proceeding and any inquiry or investigation that could lead to such an action, suit or proceeding, by reason of the fact that he is or was a director, officer or employee of the company, or is or was serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, or similar functionary of another foreign or domestic corporation or non-profit corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise (any such person acting in any such capacity being hereinafter referred to as "potential indemnitee"), against judgments, penalties (including excise and similar taxes), fines, amount paid in settlement, and reasonable expenses (including court costs and attorneys' fees) actually incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed, (i) in the case of conduct in his official capacity as a director of the company, to be in the best interests of the company and (ii) in all other cases, to be not opposed to the best interests of the company; and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful; provided, however, that in connection with any action, suit or proceeding in which the person shall have been adjudged to be liable to the company or liable on the basis that personal benefit was improperly received by him, whether or not the benefit resulted from an action taken in the person's official capacity as a director or officer, (i) indemnification shall be limited to reasonable expenses (including court costs or attorneys' fees) actually incurred in connection with such proceeding; and
(ii) indemnification shall be prohibited, if the person is found liable for willful or intentional misconduct in the performance of his duty to the company. The termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or on a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the company; and, with respect to any criminal action or proceeding, shall not create a presumption that the person had reasonable cause to believe that his conduct was unlawful.



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Section 2.  Success on Merits or Otherwise

Where a potential indemnitee has been wholly successful, on the merits or otherwise, in defense of any such action, suit or proceeding, he shall be indemnified against reasonable expenses (including court costs and attorneys' fees) actually incurred by him in connection therewith.

Section 3.  Determination that Indemnification is Proper

Any indemnification under Section 1 of this article (unless otherwise ordered by a court of competent jurisdiction) shall be made by the company only as authorized in a specific case upon a determination that the applicable standard of conduct has been met. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who at the time of the vote have not been named as defendants or respondents in such action, suit or proceeding, or (ii) if such a quorum cannot be obtained, by a majority vote of a committee of the board of directors, designated to act in the manner by a majority vote of all directors, consisting solely of two or more directors who at the time of the vote are not named defendants or respondents in such action, suit or proceeding, or (iii) by special legal counsel selected by the board of directors (or a committee thereof) by vote in the manner set forth in subparagraphs (i) and (ii) of this Section 3, or if such quorum cannot be obtained and such a committee cannot be established, by a majority vote of all directors, or (iv) by the shareholders in a vote that excludes the shares held by any director who is named as a defendant or respondent in such action, suit or proceeding.

Section 4.  Expenses Prior to Final Disposition

Reasonable expenses incurred by a director, officer, or employee of the company or other person entitled to indemnity hereunder, who was, is or is threatened to be made a named defendant or respondent in any such action, suit or proceeding described in Section 1 shall be paid by the company in advance of the final disposition thereof upon receipt of a written affirmation by the director, officer, employee or other person of his good faith belief that he has met the standard of conduct necessary for indemnification under this article and a written undertaking by or on behalf of the director, officer, employee or other person to repay such amount if it is ultimately determined that the person has not met such necessary standard of conduct or that indemnification is prohibited by Section 1 of this article. Determinations with respect to payments under this
Section 4 shall be made in the manner specified by Section 3 for determining that indemnification is permissible, except as otherwise provided by law.

Section 5.  Non-Exclusive Rights - Continuance Beyond Tenure

The indemnification provided by this article shall not be deemed (i) to be exclusive of any other rights consistent with law to which the person indemnified may be entitled under the articles of incorporation of the company, bylaws, any general or specific action of the board of directors, agreement, authorization of shareholders, or otherwise, or as may be permitted or required by law, both as to action in his official capacity as a director and as to action in another capacity while holding such office, or (ii) to be a limitation upon the power of the company to indemnify and to advance expenses, consistent with the law. The indemnification provided by this article shall continue as to a person who has ceased to be a director, officer, or employee of the company or other



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person entitled to indemnity hereunder or to serve in such other capacity in which he was entitled to indemnification hereunder, and shall inure to the benefit of his heirs and legal representatives.

Section 6.  Insurance Authorized

Subject to any restrictions now or hereafter established by applicable law, the company shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, or employee of the company or who is or was serving at the request of the company as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation or non-profit corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the company would have the power to indemnify him against that liability under the provisions of this article or the Texas Business Corporation Act.

Section 7.  Definitions

For purposes of this article, references to "the company" include any domestic or foreign predecessor entity of the company in a merger, consolidation, or other transaction in which the liabilities of the predecessor are transferred to the company by operation of law and in any other transaction in which the company assumes the liabilities of the predecessor but does not specifically exclude liabilities that are the subject matter of this article. For purposes of this article, references to "serving at the request of the company" shall include any service as a director, officer or employee of the company which imposes duties on, or involves services by, such director, officer or employee with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the company" as referred to in this article.

Section 8.  Expenses as Witness

Notwithstanding any other provision of this article, the company may pay or reimburse expenses incurred by any director, officer, or employee of the company or any other potential indemnitee hereunder in connection with his appearance as a witness or other participation in any action, suit or a proceeding described in Section 1 at a time when he is not a named defendant or respondent in such action, suit or proceeding.

Section 9.  Notice to Shareholders

Any indemnification of or advance of expenses to a director in accordance with this article shall be reported in writing to the shareholders of the company with or before the notice of waiver of notice of the next shareholders' meeting or with or before the next submission to shareholders of a consent to action without a meeting and, in any case, within the twelve-month period immediately following the date of the indemnification or advance.



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